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                                                                   Exhibit 99.1
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[Hybridon Logo]                                                    News Release

                Hybridon, Inc.         Tel: 617.528.7000  Fax: 617.528.7001
                620 Memorial Drive     www.hybridon.com
                Cambridge, MA 02139
                                        Contact: Robin Hogen
FOR IMMEDIATE RELEASE                   Vice President, Corporate Communications
                                        and Public Affairs
                                        617.528.7504


  ROCHE AND HYBRIDON TO END R & D COLLABORATION TARGETING HPV AND HEPATITIS C;
            HYBRIDON PLANS TO CONTINUE DEVELOPMENT OF LEAD COMPOUNDS

CAMBRIDGE, MASS. - September 3, 1997 - Hybridon, Inc., (Nasdaq: HYBN) today announced that it had received notification from F. Hoffmann-La Roche, Ltd. ("Roche") that Roche had decided not to pursue further its antisense collaboration with Hybridon, and was terminating the collaboration effective February 28, 1998. The research and development collaboration began in 1992 and identified lead compounds for both hepatitis C and human papillomavirus
(HPV), for which Roche made milestone payments to Hybridon. Roche has indicated that it will assign agreement-related patent rights to the HPV and hepatitis C programs to Hybridon. All licenses granted to Roche under the agreement will be returned to Hybridon.

As previously announced, Roche ceased making research payments to Hybridon as of March 31, 1997. The termination of the collaboration will enable Hybridon to explore other alternatives with respect to the development of antisense compounds for the treatment of hepatitis C and human papillomavirus.

"We believe this has been a very successful collaboration scientifically between our two companies. The two lead compounds which were identified are both attractive clinical candidates with the potential to address significant unmet needs for drugs against two very problematic diseases," said E. Andrews Grinstead, III, Hybridon's Chairman and CEO. "Hybridon intends to pursue development and partnering of these compounds."

The compound targeting HPV has demonstrated in an animal model a potent antiviral effect. Additional work remains to improve on promising early results of a formulation for topical delivery. The lead compound against hepatitis C has been shown to inhibit hepatitis C expression in cell culture assays by an antisense mechanism in a dose dependent manner. Hybridon has identified an animal model for hepatitis C which could be appropriate for in vivo studies.

Hybridon, headquartered in Cambridge, Massachusetts, is a leader in the discovery and development of novel genetic medicines for the treatment of important diseases, based primarily on antisense technology. Antisense technology involves the use of synthetic segments of DNA and RNA to stop the production of disease-associated proteins by interacting at the genetic level with target strands of messenger RNA.

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This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believed", "anticipates", "plans", "expects", "intends" and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the caption "Certain Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which important factors are incorporated herein by reference. As more fully described in such "important factors" discussion in the Company's Annual Report on Form 10-K, please note that all of the Company's potential products are at an early stage of development; the results obtained in preclinical studies such as the results from the animal studies referred to above may not be indicative of results that will be obtained in clinical trials; neither the Company nor, to its knowledge, any other company has successfully completed human clinical trials of a product based on antisense technology; there can be no assurance that the Company will receive regulatory approvals to commence or continue clinical trials of product candidates or to market any products; and there can be no assurance that the Company will enter any collaborative arrangements with third parties with respect to hepatitis C or HPV or as to the terms of such collaborative arrangements.

                    Leadership in Genetic Antisense Medicine